Exhibit 3.333

[SEAL]	ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Conversion (PURSUANT TO NRS 92A.205) Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion

(Pursuant to NRS 92A.205)

1.	Name and jurisdiction of organization of constituent entity and resulting entity:

HILTON ILLINOIS CORPORATION
Name of constituent entity

NEVADA	CORPORATION
Jurisdiction	Entity type *

and,

HILTON ILLINOIS, LLC
Name of resulting entity

NEVADA	LIMITED LIABILITY COMPANY
Jurisdiction	Entity type *

2.	A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3.	Location of plan of conversion: (check one)

☒	The entire plan of conversion is attached to these articles.

☐	The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐	The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

*	corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 1
Revised: 8-31-11

[SEAL]	ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Conversion (PURSUANT TO NRS 92A.205) Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

4.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:

c/o:

5.	Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date:	MARCH 1, 2014	Time:

6.	Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

HILTON ILLINOIS CORP.

Name of constituent entity

X /s/ Sean Dell’Orto

	Senior Vice President & Treasurer	2/27/14
Signature	Title	Date

*	Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity’s articles.

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 2
Revised: 8-31-11

ARTICLES OF CONVERSION

Pursuant to the provisions of Section 92A.005 et seq. of the Nevada Revised Statutes (the “NRS”), the undersigned Constituent Entity and Resulting Entity hereby certify as of September 1, 2009 that the following Articles of Conversion (the “Articles of Conversion”) have been adopted for the purpose of effecting a conversion of HILTON ILLINOIS CORP., a Nevada corporation (the “Constituent Entity”) into HILTON ILLINOIS, LLC, a Nevada limited-liability company (the “Resulting Entity”), in accordance with the provisions of the NRS.

1.	The name and jurisdiction of organization of the Constituent Entity and Resulting Entity are as follows:

(a)	The name and jurisdiction of organization of the Constituent Entity is HILTON ILLINOIS CORP., which was organized as a Nevada corporation pursuant to the Nevada Revised Corporation Act as it existed at the time the Constituent Entity was formed on August 24, 1995.

(b)	The name and jurisdiction of organization of the Resulting Entity is HILTON ILLINOIS, LLC, which shall be organized pursuant to NRS Chapter 86 and effective upon filing of the Articles of Conversion.

2.	The undersigned declares that a plan of conversion has been adopted by the Constituent Entity in compliance with NRS 92A.105, and which permits the conversion of the Constituent Entity into the Resulting Entity pursuant to the Plan of Conversion.

3.	The Entire Plan of Conversion is attached to the Articles of Conversion as Exhibit A.

4.	Because the Resulting Entity shall be a Nevada limited-liability company, there is no need to provide the forwarding address where copies of process may be sent by the Secretary of State of Nevada, as otherwise required by NRS 92A.205(2)(c).

5.	The Effective Date of the Articles of Conversion shall be March 1, 2014.

6.	Signatures—signed by the General Officer of the Constituent Entity and the Manager of the Resulting Entity.

“Constituent Entity”		“Resulting Entity”

HILTON ILLINOIS CORP.,		HILTON ILLINOIS, LLC,
a Nevada Corporation		a Nevada limited liability company

/s/ Sean Dell’Orto		/s/ Sean Dell’Orto

By:	Sean Dell’Orto	By:	Sean Dell’Orto
Its:	Senior Vice President & Treasurer	Its:	Senior Vice President & Treasurer

EXHIBIT A

PLAN OF CONVERSION

OF

HILTON ILLINOIS CORP.

RECITALS

WHEREAS, the General Officer of HILTON ILLINOIS CORP., a Nevada corporation (the “Constituent Entity”), determined that it would be in the interests of the Constituent Entity, and all officers thereto to convert the Constituent Entity into a limited-liability company organized under and pursuant to the laws of the State of Nevada, including the Nevada Revised Statutes (the “NRS”), which shall be known as HILTON ILLINOIS, LLC, a Nevada limited-liability company (the “Resulting Entity”); and

WHEREAS, applicable laws of the State of Nevada, including Section 92A.005 et seq. of the NRS, authorize such conversion upon compliance with certain legal requirements provided therein; and

NOW, THEREFORE, the following Plan of Conversion is adopted:

PLAN OF CONVERSION

1. The above recitals are hereby incorporated by reference.

2. The Plan of Conversion shall be consummated upon filing the Articles of Conversion with the Nevada Secretary of State and approval by an Officer of the Constituent Entity and the Manager of the Resulting Entity below, which approval shall be deemed to include approval of the following:

(a) Approval of the Plan of Conversion of the Constituent Entity and the Resulting Entity by an Officer of the Constituent Entity and the Manager of the Resulting Entity;

(b) Approval of the execution and filing of the Articles of Conversion of the Constituent Entity with the Nevada Secretary of State;

(c) Approval of the Articles of Organization and Operating Agreement of the Resulting Entity by the Manager of the Resulting Entity;

(c) Approval of the execution and filing of the Articles of Organization of the Resulting Entity with the Nevada Secretary of State, a copy of which is attached hereto as Exhibit 1.

(d) Approval of the execution and filing of the Operating Agreement of the Resulting Entity which is on file at the registered office of the Resulting Entity.

2. The number and classes of membership units of the Resulting Entity upon the consummation of the Plan of Conversion shall be as follows:

(a) One Thousand (1,000) Voting Units (100% Voting Membership Interest);

3. Each of the Officers of the Constituent Entity shall receive the percentage interest in profits and capital of the Resulting Entity equal to such Officer’s percentage interest in profits and capital of the Constituent Entity immediately prior to consummation of the Plan of Conversion.

4. Each of the membership units of the same class of the Resulting Entity shall be treated equally with respect to any distribution of cash, property, rights, interests or securities of the Constituent Entity.

5. The existence of the Constituent Entity shall automatically terminate when its conversion into the Resulting Entity is consummated, and the Resulting Entity shall be considered the same business and corporate entity the Constituent Entity. Any reference to the Constituent Entity in any third-party agreement or corporate document shall be considered a reference to the Resulting Entity if not inconsistent with the provisions of the corresponding third-party agreement or corporate document.

“Constituent Entity”		“Resulting Entity”

HILTON ILLINOIS CORP.,		HILTON ILLINOIS, LLC,
a Nevada corporation		a Nevada limited liability company

/s/ Cami M. Perkins		/s/ Cami M. Perkins

By:	Attorney in fact	By:	Attorney in fact
Its:		Its:

[SEAL]	ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Organization Limited-Liability Company (PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)	HILTON ILLINOIS, LLC		Check box if a Series Limited- Liability Company ☐	Check box if a Restricted Limited- Liability Company ☐

2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent:	CSC SERVICES OF NEVADA, INC.
Name
	☐ Noncommercial Registered Agent (name and address below)	OR	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address		City		Zip Code
Nevada
	Mailing Address (if different from street address)		City		Zip Code

3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)	Company shall be managed by:	☐ Manager(s)	OR ☒ Member(s)
(check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1)		HILTON WORLDWIDE, INC.
Name
	2711 CENTERVILLE RD., STE. 400		WILMINGTON	DE	19808
	Street Address		City	State	Zip Code
2)
Name

	Street Address		City	State	Zip Code
3)
Name

	Street Address		City	State	Zip Code

6. Effective Date and Time: (optional)	Effective Date:	03/01/14	Effective Time:

7. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.
X /s/ [Illegible Signature]
HUTCHISON & STEFFEN, LLC
	Name		Organizer Signature
	10080 W. ALTA DR., STE. 200		LAS VEGAS	NV	89145
	Address		City	State	Zip Code
8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
/s/ Cami M. Perkins
	X			2/27/14
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 86 DLLC Articles Revised: 7-26-13

EXHIBIT 1

ARTICLES OF ORGANIZATION

OF

HILTON ILLINOIS, LLC

ARTICLE I

SECTION 1.1 NAME OF LIMITED-LIABILITY COMPANY. The name of the limited-liability company is HILTON ILLINOIS, LLC (the “Company”).

ARTICLE II

SECTION 2.1 AGENT FOR SERVICE OF PROCESS. The name and address of the resident agent for service of process is CSC Services of Nevada, Inc., 2215-B Renaissance Drive, Las Vegas, NV 89119. The Company may maintain an office, or offices within or without the State of Nevada as may from time to time be designated by the Manager, or by the Operating Agreement of the Company, and may conduct all company business of every kind and nature, including the holding of all meetings of Members and Managers outside the State of Nevada as well as within the State of Nevada.

SECTION 2.2 ORGANIZER. The name and address of the organizer is:

Name	Address

CAMI PERKINS, ESQ.	HUTCHISON & STEFFEN, LLC
10080 West Alta Drive, Suite 200
Las Vegas, Nevada 89145

ARTICLE III

SECTION 3.1 COMPANY PURPOSE. The purpose or purposes for which the Company is organized are:

To engage, without qualification, in any lawful act or activity for which limited-liability companies may be organized under the laws of the State of Nevada.

ARTICLE IV

SECTION 4.1 MEMBERSHIP UNITS. The total number of membership units the Company is authorized to issue shall be One Thousand (1,000) units, par value of $0.001 per unit, all of which units shall be of a single class.

SECTION 4.2 VOTING POWER FOR HOLDERS OF MEMBERSHIP UNITS. Only the holder(s) of the Voting Units (Voting Membership Interest) shall be entitled to one (1) vote for each Voting Unit held by him or her on all matters submitted to members for a vote.

ARTICLE V

SECTION 5.1 MANAGEMENT. The Company shall be managed by a manager or managers, who shall be elected by the members in a manner prescribed in the Operating Agreement of the Company. The manager and such other persons or officers as the members may designate in the Operating Agreement of the Company, shall have the right and authority to incur any debt, obligation or liability on behalf of, and in the name of, the Company. The manager and such other persons or officers as the members may designate in the Operating Agreement of the Company, shall hold the offices and have the responsibilities accorded to him or her by the members in the Operating Agreement. The number of managers of the Company may be increased or decreased from time to time in the manner prescribed in the Operating Agreement of the Company. The name and address of the person who is to serve as the initial manager until his successor is duly elected and qualified, is:

Name	Address

HILTON WORLDWIDE, INC.,	2711 Centerville Road, Suite 400
a Delaware corporation	Wilmington, DE 19808

ARTICLE VI

SECTION 6.1 PRE-EMPTIVE RIGHTS. No membership unit holder shall be entitled as a matter of right to subscribe for or receive additional membership units of any class of membership units of the Company, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into membership units, but such additional membership units or other securities convertible into membership units may be issued or disposed of by the manager or managers to such persons and on such terms as in his or her discretion shall deem advisable.

ARTICLE VII

SECTION 7.1 EXISTENCE. Except as otherwise provided in the Operating Agreement of the Company in effect from time to time, the Company is to have perpetual existence.

ARTICLE VIII

SECTION 8.1 OPERATING AGREEMENT. The members of the Company shall adopt a written operating agreement (the “Operating Agreement”), which Operating Agreement shall govern the affairs of the Company and the conduct of its business. The Operating Agreement may, from time to time, be repealed, amended or altered in the manner set forth in the Operating Agreement of the Company.

ARTICLE IX

SECTION 9.1 AMENDMENT OF ARTICLES OF ORGANIZATION. The Company reserves the right to amend, alter, change or repeal any provision contained in these Articles of Organization, in a manner now or hereafter prescribed by statute, or by the Articles of Organization, and all rights conferred upon membership unit holders are granted subject to this reservation.

ARTICLE X

SECTION 10.1 MEETINGS OF MEMBERSHIP UNIT HOLDERS. Meetings of the membership unit holders may be held at such place within or outside the State of Nevada, only as necessary pursuant to the terms of the Operating Agreement. The books of the Company may be kept (subject to any provision contained in the Nevada Revised Statutes) outside the State of Nevada at such place or places as may be designated from time to time by the manager or managers or in the Operating Agreement of the Company.

ARTICLE XI

SECTION 11.1 LIABILITY AND INDEMNIFICATION. Unless otherwise provided by an agreement signed by the member to be charged, no member of the Company is individually liable for the debts or liabilities of the Company. The Company may indemnify any member, manager, officer, employee or agent of the Company to the fullest extent allowed by law.

IN WITNESS WHEREOF, the undersigned party set forth his hand this 26th day of February, 2014.

/s/ Cami M. Perkins

By:	Cami M. Perkins, Esq.
Its:	Organizer

CERTIFICATE OF ACCEPTANCE

OF

APPOINTMENT AS RESIDENT AGENT

OF

HILTON ILLINOIS, LLC

In the matter of HILTON ILLINOIS, LLC, a Nevada limited-liability company, CSC Services of Nevada, Inc., 2215-B Renaissance Dr., Las Vegas, NV 89119, County of Clark, State of Nevada, hereby accepts the appointment as Resident Agent of the above-entitled Company in accordance with the NRS. Furthermore, that the registered office in Nevada is located at the same address.

IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of February 2014, for the above-named business entity.

/s/ Cami M. Perkins

By:
Its:

[SEAL]	ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance (PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of	HILTON ILLINOIS, LLC
Name of Represented Business Entity

I,	CSC SERVICES OF NEVADA, INC.	am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a)	☒	commercial registered agent listed with the Nevada Secretary of State,
b)	☐	noncommercial registered agent with the following address for service of process:
Nevada
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code
c)	☐	represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity
Nevada
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code

and hereby state that on	2-28-14	I accepted the appointment as registered agent for the above named business entity.
– Date

X /s/ Cami M. Perkins
2-28-14

Authorized Signature of R.A. or On Behalf of R.A. Company	Date

* If changing Registered Agent when reinstating, officer’s signature required.
X /s/ Cami M. Perkins

Signature of Officer	Date

Nevada Secretary of State Form RA Acceptance

Revised: 5-7-13